1347 Property Insurance Holdings, Inc. S-1

Exhibit 24.1

Power of Attorney

Each of the undersigned executive officers and directors of 1347 Property Insurance Holdings, Inc. hereby severally constitute and appoint Douglas N. Raucy and John S. Hill, and each of them singly, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign the Registration Statement on Form S-1 filed herewith, any and all amendments to said Registration Statement (including post-effective amendments), and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of January, 2018.

Signature	Title

/s/ Douglas N. Raucy	President, Chief Executive Officer and Director
Douglas N. Raucy	(Principal Executive Officer)

/s/ John S. Hill	Vice President, Chief Financial Officer and Secretary
John S. Hill	(Principal Financial Officer, Principal Accounting Officer)

/s/ Larry Gene Swets, Jr.	Director, Chairman of the Board
Larry Gene Swets, Jr.

/s/ D. Kyle Cerminara	Director
D. Kyle Cerminara

/s/ Joshua S. Horowitz	Director
Joshua S. Horowitz

/s/ Lewis M. Johnson	Director
Lewis M. Johnson

/s/ Scott David Wollney	Director
Scott David Wollney

/s/ Dennis A. Wong	Director
Dennis A. Wong